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EXHIBIT 10.3

PREVIEW SYSTEMS, INC.
OFFICER RETENTION, SEVERANCE, AND ACCELERATED VESTING AGREEMENT

Name: Jeff Brown                                            Date: March 16, 2001

    Preview Systems wishes to provide you with an incentive to continue in the service of the Company through certain potential transactions and for a reasonable period of time thereafter. If you wish to receive the Retention Bonus and Severance Agreement, please sign the bottom of this letter indicating your acknowledgement and agreement to the terms described in this letter, and return it to HR no later than 5:00 p.m. on March    , 2001.

Retention Bonus Amount:

    Lump sum payment equal to three months of your base salary, reduced by applicable withholding taxes.

Severance Amount:

    If you are terminated without cause prior to June 30, 2001, a lump sum payment equal to six months of your base salary, reduced by applicable withholding taxes.

    If you are terminated without cause on or after June 30, 2001, a lump sum payment equal to three months of your base salary, reduced by applicable withholding taxes.

    Accelerated Vesting: 50% of unvested options or unvested stock subject to repurchase

Conditions for Receipt of the Retention Bonus: You will receive the Retention Bonus if

    One of the following circumstances applies to you:

  •
  You accept an offer of employment with an acquiring company, and you continue in your active full time Preview Systems employment until the closing of the transaction; or

  •
  You don't receive an offer from an acquiring company that provides for at least equal base salary and similar responsibilities, and you continue in your active full time Preview Systems employment until June 30, 2001.

    And you meet each of the following conditions:

  •
  You do not apply for employment or engage in discussions regarding future employment with Digital River, Inc., Intraware Inc., Macrovision Inc., Corporate Software & Technology Inc., Microsoft Corp., RealNetworks Inc., Intertrust Technologies Corp., Software Spectrum Inc., Liquid Audio Inc., AOL Time Warner Inc., Verity Inc., or Virage Inc. prior to the closing date of a transaction with an acquiring company or June 30, 2001, whichever is applicable to you under the above conditions; and

  •
  You maintain the confidentiality of "this Retention Bonus offer.

  •
  You sign and return a general release of claims in a form provided by Preview Systems (a copy of which is attached) within the time frame described on the release.

Conditions for Receipt of the Severance Amount:

  •
  Your employment with the Company is terminated by the Company without cause, other than on account of your commencement of employment with an acquiring company.

    And you meet each of the following conditions:

  •
  You do not apply for employment or engage in discussions regarding future employment with Digital River, Inc., Intraware Inc., Macrovision Inc., Corporate Software & Technology Inc., Microsoft Corp., RealNetworks Inc., Intertrust Technologies Corp., Software Spectrum Inc., Liquid Audio Inc., AOL Time Warner Inc., Verity Inc., or Virage Inc. prior to the closing date of a transaction with an acquiring company or June 30, 2001, whichever is applicable to you under the above conditions; and

  •
  You maintain the confidentiality of this Severance offer.

  •
  You sign and return a general release of claims in a form provided by Preview Systems (a copy of which is attached) within the time frame described on the release.

Condition for Receipt of Accelerated Vesting:  Termination of employment for other than cause.

Preview Systems, Inc.
By:

Title:	President & CEO
ACKNOWLEDGED AND ACCEPTED:

Date:

2

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  EXHIBIT 10.3
PREVIEW SYSTEMS, INC. OFFICER RETENTION, SEVERANCE, AND ACCELERATED VESTING AGREEMENT